SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities and Exchange Act of 1934
(Amendment No. __)

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    [   ] Preliminary Proxy Statement
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    [X] Definitive Proxy Statement
    [   ] Definitive Additional Materials
    [   ] Soliciting Material Under Rule 14a-12

Provident Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of this filing.

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Notice of Annual Meeting
and Proxy Statement

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders at 9:00 a.m. Eastern Daylight Saving Time on Thursday, April 25, 2002, at the Omni Netherland Plaza, 35 West Fifth Street, Cincinnati, Ohio, Continental Ballroom. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executive officers.

This booklet includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date and promptly return your proxy form in the enclosed envelope.

Sincerely yours,

/s/Robert Hoverson

Robert Hoverson
President and Chief Executive Officer

April 5, 2002

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
April 25, 2002

To Our Shareholders:

The Annual Meeting of Shareholders of Provident Financial Group, Inc. will be held on Thursday, April 25, 2002, at 9:00 a.m. Eastern Daylight Saving Time at the Omni Netherland Plaza, 35 West Fifth Street, Cincinnati, Ohio, Continental Ballroom, for the purpose of considering and voting upon:

  The election of six directors for a term of one year;

  The approval of Ernst & Young LLP as Provident's independent public accountants for 2002; and

  Such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record on February 28, 2002 may vote at the meeting. The approximate mailing date of this Proxy Statement and accompanying proxy form is April 5, 2002.

Your vote is important. Please complete, sign, date and promptly return your proxy form in the enclosed envelope,

/s/Mark E. Magee
Mark E. Magee
Secretary

April 5, 2002

2002 PROXY STATEMENT

GENERAL INFORMATION

Who may vote

Shareholders of Provident, as recorded in our stock register on February 28, 2002, may vote at the meeting. On that date, Provident had 49,230,000 shares of Common Stock outstanding.

How to vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How proxies work

Provident’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.

You may receive more than one proxy form depending on how you hold your shares. Shares registered in your name are covered by one proxy form. And if you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy form with a later date, by voting in person at the meeting, or by notifying Provident’s Secretary in writing at the following address:

Mark E. Magee, Secretary Provident Financial Group, Inc. MS 860A One East Fourth Street Cincinnati, Ohio 45202

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least 35 percent of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

The six director candidates receiving the most votes will be elected to fill the seats on the Board. Approval of any other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy form but does not have authority to vote on a particular proposal.

Voting by proxy

All proxies properly signed will, unless a different choice is indicated, be voted “FOR” the election of all nominees for directors proposed by the Board of Directors and, with respect to each other matter scheduled for consideration at the meeting, in accordance with the recommendations of the Board of Directors as set forth in this Proxy Statement. You may vote for all, some, or none of our director candidates.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the proxy form.

Other matters

Your Board does not know of any other matter that will be presented for your consideration at the meeting other than those set forth in the Notice of Meeting. Under our Code of Regulations, any new business must be submitted to Provident’s Secretary in writing at least fifteen days prior to the date of the meeting.

ELECTION OF DIRECTORS
(Item 1 on the proxy form)

The Board of Directors oversees the management of Provident on your behalf. The Board reviews Provident’s long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Chief Executive Officer, setting the scope of his authority to manage the company’s business day to day, and evaluating management’s performance. The Board met 12 times last year.

The Board is nominating for reelection the following six current directors: Jack M. Cook, Thomas D. Grote, Jr., Robert L. Hoverson, Joseph A. Pedoto, Sidney A. Peerless, and Joseph A. Steger.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder sees fit. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to the Secretary of Provident not less than 48 hours prior to the meeting. The proxies solicited include discretionary authority to cumulate their votes.

Five of our six nominees are not Provident employees. Only non-employee directors serve on Provident’s Audit and Compensation committees. All Provident directors are elected for one-year terms. Personal information on each of our nominees is given below.

If a director nominee becomes unavailable before the election, your proxy form authorizes us to vote for a replacement nominee if the Board names one.

Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

NOMINEES
The Board recommends you vote FOR each of the following candidates:

Jack M. Cook           Since January of 2002,  Mr. Cook has been associated with
Age 57                 with Compass Group, Inc., a healthcare consulting company
Director since 1992    company.  In April of 2001, Mr. Cook retired as President
                       and Chief Executive Officer of Health Alliance of Greater
                       Cincinnati,   which  includes  Christ,  University,  Fort
                       Hamilton, Jewish and St. Luke Hospitals.  Mr. Cook serves
                       on the Audit Committee.

Thomas D. Grote, Jr.   Mr. Grote has been President of Grote Enterprises, LLC, a
Age 47                 management  consulting firm providing consulting services
Director since 1991    to  the  construction  and  real estate industries, since
                       January, 1998.  Prior to that, Mr. Grote was President of
                       the Thomas J. Dyer Co.,  a mechanical  contractor.    Mr.
                       Grote serves on the Audit and Compensation Committees.

Robert L. Hoverson     Mr.  Hoverson  has  been  President  and  Chief Executive
Age 60                 Officer of Provident and  The  Provident  Bank since May,
Director since 1998    1998. Mr. Hoverson was Senior Vice President of Provident
                       from  August, 1992  to  May, 1998, and was Executive Vice
                       President of  The  Provident Bank from September, 1985 to
                       May,  1998.    Mr.  Hoverson  serves  as  Chairman of the
                       Executive Committee.

Joseph A. Pedoto       Mr. Pedoto has been President of JLM Financial, Inc.,  a
Age 60                 financial consulting firm, since 1990.  Mr. Pedoto serves
Director since 1980    on  the  Executive  Committee  and  is  Chairman  of  the
                       Compensation  Committee.    Mr.  Pedoto's  service  as  a
                       Director  of  Provident  was  interrupted from September,
                       1991 to August, 1993.

Sidney A. Peerless     Dr.  Peerless   is  a  retired   physician  and   surgeon
Age 80                 specializing in diseases of the ear, nose and throat. Dr.
Director since 1980    Peerless is  Chief  Emeritus   of   the   Otolaryngology
                       Department of The Jewish Hospital, Cincinnati, Ohio.  Dr.
                       Peerless serves on the Compensation Committee.

Joseph A. Steger       Dr.  Steger  has  been the President of the University of
Age 65                 Cincinnati since 1984.   He  also serves as a Director of
Director since 1992    Milacron, Inc. Dr. Steger serves as Chairman of the Audit
                       Committee.

DIRECTOR COMPENSATION

Non-employee directors receive $15,000 per year for serving as a director and as members of committees of the Board. They also receive $1,000 for each director or committee meeting attended, except if a committee meeting occurs by telephone or on the same day as a directors’ meeting, in which case, the committee meeting fee is $600. Directors who are employees of Provident are not separately compensated for serving as directors. Non-employee directors may postpone the receipt of from 5% to 100% of their Board compensation. Amounts deferred may be invested in a Provident Common Stock Account, in which case the Account is credited annually with a percentage of Provident’s pre-tax earnings per share for each share of Provident Common Stock in the Account, with the percentage to be credited depending upon Provident’s return on equity.

Each non-employee director is also granted a non-qualified option to purchase 2,000 shares of Common Stock at the time of election or re-election to the Board of Directors, with the exercise price being the average of the closing bid and ask prices on the last trading date immediately prior to the date of grant. Non-employee directors with ten years of service as a director receive annual retirement benefits equal to the fees paid during the 12 months immediately preceding the retirement date, with payments to commence at retirement or 65th birthday, whichever is later. Retirement benefits will be paid for a period of years equal to the number of the director’s years of service, divided by three.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board. The Board of Directors does not have a nominating committee.

The Audit Committeeis responsible for reviewing with the independent auditors the plans and results of the audit engagement of Provident and reviewing the scope and results of the procedures for internal auditing. The Committee is authorized generally to superintend the administration of the Internal Audit Department, which has the responsibility to perform internal audit functions for Provident and its subsidiaries. The Board has adopted a charter for the Audit Committee, which was attached to our 2001 Proxy Statement. All of the members of the Committee meet the National Association of Securities Dealers standards for independence.

Committee members: Messrs. Cook, Grote and Steger (Chairman). Mr. Grote replaced Dr. Peerless on the Committee in February of 2002.

Meetings last year:   6

Audit Committee Report

The Audit Committee discussed with Provident’s internal auditors and Ernst & Young LLP, Provident’s independent auditors, the overall scope and plans for their respective audits. The Audit Committee has reviewed and discussed Provident’s audited financial statements for the fiscal year ended December 31, 2001 with management and Ernst & Young LLP. Discussions with Ernst & Young LLP included all matters required under the Statement of Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 and has discussed these with them and determined that they are independent from Provident and its management. Based on the foregoing reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended to the Board of Directors that Ernst & Young LLP be selected as independent public accountants to audit Provident’s books, records and accounts for 2002.

Audit Committee: Joseph A Steger, Chairman Jack M. Cook Thomas D. Grote, Jr.

The Compensation Committee is responsible for establishing compensation for management and administering the Company’s stock option plans, deferred compensation plans and supplemental executive retirement plan.

Committee members: Messrs. Grote, Pedoto (Chairman) and Peerless.

Meetings last year:   1

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors establishes salaries, bonuses and stock option awards for executive officers on an annual basis. The Committee’s policy is to encourage and motivate Provident’s executive officers to achieve both short-term and long-term business, financial and community goals, and thereby build shareholder value on a steady basis. The Committee believes it is important to provide competitive levels of compensation that will enable Provident to attract and retain the most qualified executives and to provide incentive plans that emphasize stock ownership, thus aligning more closely the interests of management with those of shareholders.

The Committee has established three primary components which it utilizes in setting annual compensation levels, namely:

  Base Compensation

  Annual Bonuses

  Stock Option Grants

In establishing compensation levels for 2001, the Committee utilized executive compensation surveys which the Committee believes are appropriate. In addition, the Committee reviewed compensation levels for financial institutions of similar asset size.

Compensation in excess of $1,000,000 per year paid to the Chief Executive Officer of a company as well as to each of the other executive officers listed in the compensation table is not deductible for Federal income tax purposes unless it is “performance-based” and approved by shareholders. The Committee does not believe these limitations should interfere with the application of policies which guide its compensation decisions.

Base compensation

In establishing base salaries for 2001 the Committee took into account each particular executive officer’s level of responsibility and potential for future responsibilities, salary levels of competitors for similar functions and Provident’s performance for 2000. The Committee also took into account the recommendations of the President for executive officers other than himself in establishing base salaries.

Bonuses and stock options

Bonuses for 2001 were based primarily on recommendations made by the President, the Committee’s review of bonus awards paid by the financial institutions included in the surveys and the Committee’s evaluation of Provident’s performance and the relative contributions to that performance by the executive officers to whom bonuses were awarded. The President recommended that bonus awards for 2001 be significantly reduced in light of Provident’s 2001 performance. After considering the President’s recommendations and the other factors mentioned above, the Committee made reduced bonus awards for 2001. While the bonus awards were based on Provident’s performance, they were not tied to specific performance objectives.

Awards of stock options are made by the Committee to motivate long-term future performance and as a reward for past performance, consistent with the purposes set forth in Provident’s 1997 Stock Option Plan.

Chief Executive Officer

In determining the compensation paid to Robert L. Hoverson, who served as Provident’s President and Chief Executive Officer in 2001, the Committee utilized each of the components described above for executive officers. In this regard, the Committee established Mr. Hoverson’s salary level for 2001 based on its evaluation of not only Provident’s financial performance, but also on the Committee’s evaluation of Mr. Hoverson’s strategic and leadership abilities in planning for and leading Provident during 2000. On the recommendation of Mr. Hoverson, the Committee did not award Mr. Hoverson a bonus for 2001 in light of Provident’s 2001 performance. The Committee granted options to Mr. Hoverson in 2001 as a motivation for future performance. While the compensation for Mr. Hoverson was based on Provident’s performance, it was not tied to specific performance objectives.

Compensation Committee:

Joseph A. Pedoto, Chairman Thomas D. Grote, Jr. Sidney A. Peerless

PRINCIPAL SHAREHOLDERS

The following persons are the only shareholders known by Provident to own beneficially more than 5% of its outstanding Common Stock as of February 28, 2002:

    Name and Address of                Amount and Nature of           Percent
      Beneficial Owner                 Beneficial Ownership         of Class (a)
------------------------------         --------------------        -------------
American Financial Group, Inc.             7,257,414(b)                14.5
Carl H. Lindner                            1,388,730(c)(d)              2.8
Carl H. Lindner III                        3,107,025(c)(e)              6.3
S. Craig Lindner                           3,498,422(c)(f)              7.1
Keith E. Lindner                           3,537,665(c)(g)              7.2
 One East Fourth Street
 Cincinnati, Ohio 45202
(a)

The percentages of outstanding shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner are 5.7%, 7.0% and 7.9%, respectively, after attributing the shares held in various trusts for the benefit of the children of Carl H. Lindner III and S. Craig Lindner (for which Keith E. Lindner acts as trustee with voting and dispositive power) to Keith E. Lindner.

(b)

Includes 6,269,214 shares held by subsidiaries of American Financial Group, Inc. (“AFG”) and 988,200 shares issuable upon conversion of Provident’s Series D Convertible Preferred stock held by an AFG subsidiary. Carl H. Lindner, Carl H. Lindner III, S. Craig Lindner, Keith E. Lindner and trusts for their benefit (collectively, the “Lindner Family”), are the beneficial owners of approximately 44% of AFG’s common stock, and share with AFG voting and dispositive power with respect to the shares of Provident Common Stock beneficially owned by AFG. The Lindner Family and AFG may be deemed to be controlling persons of Provident.

(c)	Excludes the shares of Common Stock beneficially owned by AFG.

(d)

Includes 1,055,470 shares held by his spouse and 297,760 shares held by a foundation over which he has voting and dispositive power. Excludes 2,000,000 shares held in a trust for the benefit of his family for which a third party acts as trustee with voting and dispositive power.

(e)

Includes 5,827 shares held by his spouse individually or as trustee. Includes 324,231 shares which are held in various trusts for the benefit of his children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(f)

Includes 5,827 shares held by his spouse individually or as trustee, 262,323 shares held by his spouse as custodian for their children and 64,126 shares held by a foundation over which he has voting and dispositive power. Includes 87,441 shares held by one of his children and 50,000 shares which are held in trusts for the benefit of his children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(g)

Includes 1,656 shares held in trust for the benefit of his spouse, 17,176 shares he holds as custodian for his children and 340,381 shares held in trusts for the benefit of his children, over which he or his spouse have shared voting and dispositive power. This number excludes 374,231 shares (described in footnotes (e) and (f) above), which are held in trusts for the benefit of the children of his brothers, Carl H. Lindner III and S. Craig Lindner over which Keith E. Lindner has voting and dispositive power but no financial interest.

DIRECTORS AND EXECUTIVE OFFICERS

This table lists the executive officers and directors of Provident and shows how much common stock each owned on February 28, 2002. Except as described in the footnotes to the table, each person has sole investment and voting power over the shares shown.

                                                   Common Stock
                                                Beneficially Owned     Percent
      Name                    Position                Amount           of Class2
---------------------    -------------------    ------------------     ---------
Robert L. Hoverson       President, Chief             553,551             1.1
                         Executive Officer
                         and Director

Jack M. Cook             Director                      18,965              *

Thomas D. Grote, Jr.     Director                      23,766              *

Philip R. Myers3         Director                     783,709             1.6

Joseph A. Pedoto         Director                      57,354              *

Sidney A. Peerless       Director                      53,179              *

Joseph A. Steger         Director                      21,548              *

Christopher J. Carey4    Executive Vice                52,225              *
                         President and Chief
                         Financial Officer

Mark E. Magee5           Vice President,              183,209              *
                         Secretary and
                         General Counsel

All Directors and                                   1,747,506             3.5
Executive Officers
as a Group (9)
1

Including options to purchase common stock currently exercisable or exercisable within 60 days from February 28, 2002 as follows: Mr. Hoverson, 383,750 shares; Mr. Myers, 199,825 shares; Mr. Carey, 42,000 shares; Mr. Magee, 103,145 shares; 17,375 shares each for Messrs. Grote and Steger; 14,000 shares each for Messrs. Cook, Peerless and Pedoto. Includes shares held in Provident's 401(k) Plan, Deferred Compensation Plan and Outside Director Deferred Compensation Plan, over which such persons do not have voting power, collectively, as follows: Mr. Hoverson, 83,878 shares; Mr. Myers, 74,784 shares; Mr. Carey, 5,848 shares; Mr. Magee, 32,679 shares; Mr. Cook, 3,278 shares; Mr. Grote, 2,299 shares; Mr. Pedoto, 4,650 shares, Dr. Steger, 2,705 shares.

2	Ownership of less than 1% is indicated by an asterisk (*).

3

Mr. Myers resigned as an Executive Vice President of Provident and Senior Executive Vice President of The Provident Bank on February 5, 2002, positions which he had held since November, 1998 and September 1984, respectively. Mr. Myers served as Senior Vice President of Provident from May 1992 to November, 1998. Includes 60,255 shares held by the Philip R. Myers Family Limited Partnership, for which Mr. Myers and his spouse serve as general partners and 35,940 shares held by the Philip R. Myers Family Foundation, for which Mr. Myers and his spouse serve as trustees. Age: 59.

4

Mr. Carey joined Provident as Executive Vice President and Chief Financial Officer on November 19, 1998. For the five year period prior to joining Provident, Mr. Carey served as Senior Vice President and Controller of Corestates Financial Corp. and Chief Financial Officer of Corestates Bank. Mr. Carey is employed under an arrangement which provides for a change in control severance benefit of two times his annual salary and bonus, plus health and other benefits, and a termination severance benefit of one times his annual salary and bonus, plus health and other benefits. Age: 47

5

Mr. Magee has been Vice President and General Counsel of Provident since February, 1989, and Secretary since April, 1990. Mr. Magee has been Executive Vice President of The Provident Bank since November 3, 2000, Senior Vice President and General Counsel of The Provident Bank since February, 1989, and Secretary since April, 1990. Age: 54.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Provident’s executive officers, directors and persons who own more than 10% of a registered class of Provident’s equity securities to file reports of ownership and changes in ownership. Based on a review of the copies of such forms received by it, Provident believes that during the last fiscal year, all of its executive officers, directors and ten percent stockholders complied with the Section 16(a) reporting requirements.

SUMMARY COMPENSATION TABLE

                              Annual Compensation   Securities
Name and                      -------------------   Underlying   All Other
Principal Position     Year   Salary($)  Bonus($)   Options(#)  Compensation1($)
--------------------   ----   ---------  --------   ----------  ----------------
Robert L. Hoverson     2001    616,154          0     90,000         47,396
President and Chief    2000    602,596    500,000     80,000        119,379
Executive Office       1999    577,885    550,000     65,000        349,160

Christopher J. Carey   2001    305,154    180,000     30,000         39,084
Executive Vice         2000    293,750    300,000     30,000         44,406
President and Chief    1999    254,808    200,000          0        142,349
Financial Officer

Mark E. Magee          2001    190,562     50,000     10,000         18,762
Vice President,        2000    186,844     84,000     10,000         26,141
Secretary and          1999    180,296     80,000      9,000        114,553
General Counse

Philip R. Myers2       2001    496,046    120,000     30,000         49,140
Executive Vice         2000    486,489    300,000     30,000         85,730
President              1999    469,794    325,000     28,000        265,541
1

For 2001, Messrs. Hoverson, Carey, Magee and Myers each received contributions of $6,784, pursuant to the Employee Stock Ownership Plan. Employer contributions made pursuant to other benefit plans were as follows: 401(k) Plan: Messrs. Hoverson, Carey and Magee, $2,625, Mr. Myers, $2,440; the Excess Benefit Plan: Mr. Hoverson, $33,570, Mr. Carey $14,965, Mr. Magee, $355, and Mr. Myers, $25,018; the net premiums paid on Provident's Split Dollar Life Insurance Plan: Mr. Hoverson, $195, Mr. Carey, $12,294, Mr. Magee, $5,163, and Mr. Myers, $14,897; the Deferred Compensation Plan: Mr. Hoverson, $4,222, Mr. Carey, $2,415, and Mr. Magee, $3,835.

2	Mr. Myers resigned as an officer of Provident on February 5, 2002, but will remain an employee until February 5, 2005, at an annual compensation of $350,000.

OPTION GRANTS IN LAST FISCAL YEAR

                                  % of
                                  Total
                       Number    Options              Market
                        of       Granted              Price               Grant
                     Securities    to                   on                Date
                     Underlying Employees  Exercise   Grant              Present
                       Options  in Fiscal  Price      Date    Expiration  Value
      Name             Granted1    2001   ($/Share) ($/Share)    Date     ($)2
-------------------- ---------- --------- --------- --------- ---------- --------
Robert L. Hoverson      90,000    6.38      30.41     30.41    2/1/2011  754,000
Christopher J. Carey    30,000    2.13      30.41     30.41    2/1/2011  251,000
Mark E. Magee            6,560     .47      28.89     30.41    2/1/2011   58,000
                         3,440     .24      30.41     30.41    2/1/2011   29,000
Philip R. Myers         30,000    2.13      30.41     30.41    2/1/2011  251,000
1.	The right to exercise the options shown vests at 20% per year.

2.

Valued using the Black-Scholes option pricing model. The assumptions used for the variables in the model were: risk-free interest rate of 4.72%, dividend yield of 3%, volatility factor of 28.8% and an expected life of the option of 7 years.

FISCAL 2001 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                               Number of
                                               Securities         Value of
                                               Underlying        Unexercised
                                               Unexercised      In-the-Money
                      Shares                   Options at        Options at
                      Acquired                  FY-End             FY-End
                         On        Value      Exercisable/       Exercisable/
      Name            Exercise  Realized($)   Unexercisable    Unexercisable ($)
--------------------  --------  -----------  ----------------  -----------------
Robert L. Hoverson     101,250   2,484,977   313,850/ 239,400    1,479,000/ 0
Christopher J. Carey      None        None    30,000/  70,000            0/ 0
Mark E. Magee             None        None    99,815/  31,460      808,000/ 0
Philip R. Myers         67,500   1,615,087   173,075/  90,300      972,911/ 0

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                                  Pension Plan Table
                                   ---------------------------------------------
                                                  Years of Service
                                   ---------------------------------------------
                                                                         30 and
Remuneraton                           10        15       20       25      Over
-------------------------------    -------   -------  -------  -------   -------
$   150,000....................    $45,000   $52,500  $60,000  $67,500   $75,000

    250,000....................     75,000    87,500  100,000  112,500   125,000

    400,000....................    120,000   140,000  160,000  180,000   200,000

    500,000....................    150,000   175,000  200,000  225,000   250,000

    600,000....................    180,000   210,000  240,000  270,000   300,000

    800,000....................    240,000   280,000  320,000  360,000   400,000

  1,000,000....................    300,000   350,000  400,000  450,000   500,000

  1,200,000....................    360,000   420,000  480,000  540,000   600,000

  1,400,000....................    420,000   490,000  560,000  630,000   700,000

  1,600,000....................    480,000   560,000  640,000  720,000   800,000

In November, 1993, the Board of Directors adopted a Supplemental Executive Retirement Plan (“SERP”) to provide a supplemental retirement benefit to key management or highly compensated employees of the Company who may be designated from time to time by the Compensation Committee.

The purpose of the SERP is to assure that each participant receives an annual retirement benefit starting at age 65, based on years of service, of up to 50% of the average of his or her highest consecutive five years’ annual compensation (which relates to the salary and bonus columns of the Summary Compensation Table on page 7) during the ten years preceding the participant’s retirement, disability, termination of employment or removal from the SERP. When a participant retires, or if a participant’s employment is terminated within 24 months of a change in control, the SERP benefit is calculated, and then funds from the following sources are deducted to determine the payment due from the Company under the SERP; (i) one half of the participant’s monthly social security insurance benefit and (ii) the participant’s accrued benefits attributable to employer contributions to the Company’s Employee Stock Ownership Plan, 401 (k) Plan, Excess Benefit Plan, Deferred Compensation Plan and any other qualified or non-qualified pension or deferred compensation plans maintained by the Company. If the sum of these payments exceeds the participant’s benefit computed under the SERP, then no payment will be due from the Company under the SERP.

The table above shows the assumed actuarial value of the retirement plan benefits plus the SERP payment which, when taken together, will result in a total retirement payment based on average compensation and years of service. Assuming retirement at age 65, or termination of employment within 24 months of a change in control, the number of years of service for the four individuals named in the summary compensation table would be: Christopher J. Carey, 20 years; Robert L. Hoverson, 24 years; Mark E. Magee, 28 years; and Philip R. Myers, 42 years.

FINANCIAL PERFORMANCE

The graph below summarizes the cumulative return experienced by Provident’s shareholders over the years 1996 through 2001, compared to the NASDAQ Index and the Keefe, Bruyette & Woods 50 Bank Index which is a market-capitalization weighted bank stock index that includes all money-center banks and most major regional bank holding companies, and is a widely available index. The number of companies comprising the KBW 50 Index allows ready comparisons of Provident’s stock with an industry standard. Provident is not included in the KBW 50 Index.

CERTAIN TRANSACTIONS

Provident and its subsidiaries, in their normal course of business have had, and to the extent permitted by applicable regulations and other regulatory restrictions expect to continue to have, transactions with Provident’s directors, officers, principal shareholders and affiliates of such persons including American Financial Group, Inc. (“AFG”) and its subsidiaries. All such transactions are and will be on terms no less favorable to Provident than those which could be obtained with non-affiliated parties.

In 2001, Provident received $245,000 from AFG in connection with an expense sharing arrangement for a cafeteria operated by Provident for the employees of both companies. A subsidiary of AFG provides security guard and surveillance services at Provident’s main office for which Provident was charged $100,000 in 2001. AFG provided record retention services for Provident for which Provident was charged $28,000 in 2001 and provided software products for which Provident was charged $44,000. Provident leases its main banking and corporate offices from a trust for the benefit of a subsidiary of AFG. Provident was charged rent under the leases of $3,085,000 in 2001.

Certain of the principal shareholders, directors and executive officers of Provident maintain investments in Provident commercial paper and repurchase agreements. The average month-end commercial paper balances for such persons (including commercial paper held by corporations they control, members of their immediate families and trusts for their benefit) for 2001 were as follows: Carl H. Lindner, $9,298,000; Keith E. Lindner, $6,394,000; siblings of Carl H. Lindner, $3,802,000; and Philip R. Myers, $186,000. The average repurchase agreement balances for such persons for 2001 were as follows: AFG, $8,875,000; Carl H. Lindner, $111,000; and S. Craig Lindner $1,981,000.

Loans and lines of credit were extended by Provident Bank in 2001 to certain of Provident’s executive officers, directors, principal shareholders, affiliates of such persons and to members of their families. Management believes that such loans and lines of credit were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. During 2001, the highest month-end outstanding balances of loans to principal shareholders of Provident and their related interests were as follows: AFG, $23,889,000; Carl H. Lindner, $12,172,000; siblings of Carl H. Lindner, $17,986,000; and S. Craig Lindner, $2,707,000. In addition, subsidiaries of Provident Bank have entered into various automobile and equipment leases with AFG from time to time on market terms and conditions. During 2001, the aggregate payments on these leases were $809,000 by AFG.

PROPOSAL TO APPROVE SELECTION OF INDEPENDENT ACCOUNTANTS
(Item 2 on the proxy form)

Although not required, the Board is seeking shareholder ratification of its selection of Ernst & Young LLP as independent public accountants to audit Provident’s books, records and accounts for 2002. The Board’s selection was made upon the recommendation of the Audit Committee. If ratification is not obtained, the Audit Committee will select another firm of auditors for the ensuing year.

Provident paid fees to Ernst & Young LLP during 2001 as follows:

Audit Fees Financial Information Systems Design and Implementation Fees All Other Fees (including Audit Related Fees of $301,400)	$314,725 $0 $595,059

Audit related fees typically include fees for audits of subsidiaries, audits of employee benefit plans and consents and other procedures related to registration statements filed by Provident. The Audit Committee has determined that the provision of the foregoing non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

One or more representatives of the firm will attend the Annual Meeting and will be given the opportunity to comment, if they so desire, and to respond to appropriate questions.

Your Board of Directors unanimously recommends that you vote FOR the approval of Ernst & Young LLP as Provident’s independent public accounts for 2002.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

The deadline for shareholder proposals to be included in the Proxy Statement for next year’s meeting is December 5, 2002.

The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company’s Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2003 Annual Shareholders’ Meeting, it must be received by February 19, 2003. If there is a change in the anticipated date of next year’s annual meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

QUESTIONS?

Provident will send upon written request, without charge, a copy of Provident’s current annual report on Form 10-K to any Provident shareholder who writes to Investor Relations at the address shown below. If you have questions or need more information about the annual meeting, write to:

Patricia A. Forsythe
Assistant Vice President, Investor Relations
Provident Financial Group, Inc.
MS 843A
One East Fourth Street
Cincinnati, Ohio 45202

E-mail:
InvestorRelations@provident-financial.com

or call us at (513) 345-7102 or (800) 851-9521.

For more information about Provident, visit our website at www.provident-financial.com. For information about your record holdings call The Provident Bank Shareholder Services at (888) 863-5893.

By Order of the Board of Directors

Mark E. Magee
Secretary

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Provident Financial Group, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROVIDENT FINANCIAL GROUP, INC.

The Board of Directors recommends a vote FOR the following:

1.   Election of six Directors

01) Jack M. Cook 04) Joseph A. Pedoto 02) Joseph A. Steger 05) Robert L. Hoverson 03) Thomas D. Grote, Jr. 06) Sidney A. Peerless	For All Withhold All For All Except [ ] [ ] [ ]	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Vote On Proposal

2.    Approval of Ernst & Young LLP as Independent Public Accountants for 2002                      For        Against       Abstain

                                                                                                                                                                                                                   [  ]              [  ]             [  ]

Important: Please sign exactly as name(s) appears on this form indicating, where proper, official position or representative capacity.
In case of joint holders, all should sign.

Signature [PLEASE SIGN WITHIN BOX]     Date                             Signature (Joint Owners)        Date

One East Fourth Street Cincinnati, OH 45202	Proxy for Annual Meeting	P R O X Y

The undersigned hereby appoints Robert L. Hoverson and Mark E. Magee, or either of them, the proxies of the undersigned, each with the power of substitution, to vote, cumulatively or otherwise, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Provident Financial Group, Inc., to be held April 25, 2002, at 9:00 A.M. Eastern Daylight Saving Time, as specified on the reverse side, on the matters described in Provident’s Proxy Statement, and in their discretion, with respect to such other business as may properly come before the meeting or any adjournment thereof. THE PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS, UNLESS A CONTRARY CHOICE IS SPECIFIED.

TO VOTE YOUR SHARES, YOU MUST MARK, SIGN, DATE AND RETURN THIS PROXY FORM.

When properly signed, this proxy will be voted in the manner directed by the signed shareholder(s) on the reverse side. A properly signed proxy that gives no direciton will be voted as recommended by the Board of Directors

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS